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                                                                EXECUTION COPY

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                  BANC OF AMERICA MORTGAGE CAPITAL CORPORATION

                                    PURCHASER

                                       AND

                             SUNTRUST MORTGAGE, INC.

                                     COMPANY

                        FLOW SALE AND SERVICING AGREEMENT

                          DATED AS OF FEBRUARY 1, 2004

                           RESIDENTIAL MORTGAGE LOANS

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS...........................................................................1

ARTICLE II AGREEMENT TO PURCHASE; PURCHASE PRICE; CONVEYANCE OF MORTGAGE LOANS;
           POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT;

                                    EXHIBITS

            Exhibit A   Form of Mortgage Loan Schedule
            Exhibit B   Contents of Each Mortgage File
            Exhibit C   Custodial Agreement
            Exhibit D   Form of Assignment, Assumption and Recognition Agreement
            Exhibit E   Underwriting Guidelines
            Exhibit F   Form of Remittance Report
            Exhibit G   Form of Opinion of Counsel
            Exhibit H   Purchase Price and Terms Letter
            Exhibit I   Form of Memorandum of Sale
            Exhibit J   Servicer Requirements

      This is a Flow Sale and Servicing Agreement for residential first mortgage loans, dated and effective as of May 1, 2002, and is executed between Banc of
America Mortgage Capital Corporation, as purchaser (the "Purchaser"), and
SunTrust Mortgage, Inc., as seller and servicer (the "Company").

                               W I T N E S S E T H

      WHEREAS, the Purchaser has agreed to purchase from time to time from the
Company and the Company has agreed to sell from time to time to the Purchaser first lien jumbo and conforming fixed rate mortgage loans;

      WHEREAS, the Mortgage Loans will be sold by the Company and purchased by the Purchaser as pools or groups of whole loans, servicing-retained (each, a
"Mortgage Loan Package") on the various Closing Dates as provided herein; and

      WHEREAS, each of the Mortgage Loans as of the related Closing Date will be secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule for the related Mortgage Loan Package, which will be annexed to a Memorandum of Sale (as defined herein) on the related
Closing Date; and

      WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the
Mortgage Loans; and

      WHEREAS, following any purchase of the Mortgage Loans from the Company, the Purchaser may desire to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer, agency transfer or a public or private, rated or unrated mortgage pass-through transaction;

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

      Accepted Servicing Practices: With respect to any Mortgage Loan, procedures (including collection procedures) that comply with applicable federal, state and local law and that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and that are in accordance with the Fannie Mae Single Family Servicing Guide and the accepted mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

                                        1

      Agreement: This Flow Sale and Servicing Agreement and all amendments hereof and supplements hereto.

      ALTA: The American Land Title Association or any successor thereto.

      Appraisal: A written appraisal of a Mortgage Property made by a Qualified
Appraiser, which appraisal must be written, in form and substance, to FDIC,
Fannie Mae or Freddie Mac standards, and must meet the appraisal standards of the Uniform Standards of Professional Appraisal Practice.

      Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the Appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii)
the purchase price paid for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the
Appraisal made in connection with the origination of such Mortgage Loan.

      Approved Flood Policy Insurer: An insurer that meets the guidelines of the
Federal Insurance Administration.

      Assignment, Assumption and Recognition Agreement: The agreement substantially in the form of Exhibit D attached hereto.

      Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

      BIF: The Bank Insurance Fund, or any successor thereto.

      BPO: A broker's price opinion with respect to a Mortgaged Property.

      Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the Commonwealth of
Virginia are authorized or obligated by law or executive order to be closed.

      Buydown Agreement: An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

      Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage
Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the mortgagor's funds in the early years of a Mortgage Loan.

      Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

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      Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

      Closing Date: The date or dates, set forth in the related Purchase Price and Terms Letter, on which the Purchaser will purchase and the Company will sell the Mortgage Loans identified therein.

      Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the
Treasury regulations issued pursuant thereto.

      Company: SunTrust Mortgage, Inc., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

      Condemnation Proceeds: All awards or settlements in respect of a Mortgaged
Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage
Loan Documents.

      Consumer Information: Information including, but not limited to, all personal information about the Mortgagors that is supplied to the Company on behalf of the Mortgagors.

      Co-op Shares: Shares issued by private non-profit housing corporations.

      Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

      Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other
Mortgage Loan Documents, a form of which is annexed hereto as Exhibit C.

      Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial
Agreement as provided therein.

      Cut-off Date: With respect to each Mortgage Loan, the first day of the month of the related Closing Date as set forth in the related Purchase Price and
Terms Letter.

      Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a
Qualified Substitute Mortgage Loan.

      Determination Date: The fifteenth calendar day of each month (or if such fifteenth day is not a Business Day, the first Business Day immediately following).

      Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                                        3

      Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

      Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

      Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

      Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

      Event of Default: Any one of the conditions or circumstances enumerated in
Section 10.01.

      Fannie Mae: The entity formerly known as Federal National Mortgage
Association (FNMA), or any successor thereto.

      Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Single
Family Servicing Guide and all amendments and additions thereto.

      FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

      Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to
Section 4.12.

      First Remittance Date: March 18, 2004.

      Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage
Corporation (FHLMC), or any successor thereto.

      Freddie Mac Guide: The Freddie Mac Single Family Seller/Servicer Guide and
all amendments and additions thereto.

      GAAP: General accepted accounting procedures, consistently applied.

      Holding Period: As to each Mortgage Loan, the period beginning on the related Closing Date and ending on the last day of the third calendar month thereafter.

      Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

      Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such
Mortgage Loan, trustee's sale,

                                        4

foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

      Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

      Manufactured Home: A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home
Construction and Safety Standards adopted on July 15, 1976, by the Department of
Housing and Urban Development ("HUD Code"), as amended in 2000, which preempts state and local building codes. Each unit is identified by the presence of a HUD
Plate/Compliance Certificate label. The sections are then transported to the site and joined together and affixed to a pre-built permanent foundation (which satisfies the manufacturer's requirements and all state, county, and local building codes and regulations). The manufactured home is built on a non-removable, permanent frame chassis that supports the complete unit of walls, floors, and roof. The underneath part of the home may have running gear (wheels, axles, and brakes) that enable it to be transported to the permanent site. The wheels and hitch are removed prior to anchoring the unit to the permanent foundation. The manufactured home must be classified as real estate and taxed accordingly. The permanent foundation may be on land owned by the mortgager or may be on leased land.

      MERS: Mortgage Electronic Registration Systems, Inc.

      Memorandum of Sale: With respect to each Mortgage Loan and the Mortgage
Loan Package, the memorandum of sale, substantially in the form of Exhibit I attached hereto, confirming the sale by Company and the purchase by Purchaser of the Mortgage Loan Package on the related Closing Date.

      Monthly Advance: The portion of each Monthly Payment that is delinquent at the close of business on the Determination Date with respect to each Mortgage
Loan required to be advanced by the Company pursuant to Section 5.03 on the
Business Day immediately preceding the Remittance Date of the related month.

      Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

      Mortgage: The mortgage, deed of trust or other instrument securing a
Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

      Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

      Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

                                        5

      Mortgage Interest Rate: The annual rate of interest borne on a Mortgage
Note in accordance with the provisions of the Mortgage Note.

      Mortgage Loan: An individual Mortgage Loan which is the subject of this
Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule annexed to the related Memorandum of Sale, which Mortgage Loan includes without limitation the Mortgage File, the
Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation
Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such
Mortgage Loan.

      Mortgage Loan Documents: The documents referred to in Exhibit B as items 1 through 11 and 16.

      Mortgage Loan Package: The pool or group of whole loans purchased on a
Closing Date, as described in the Mortgage Loan Schedule annexed to the related
Memorandum of Sale.

      Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

      Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans substantially in the form attached as Exhibit A hereto and annexed to the related Memorandum of Sale (and delivered in electronic format to the Purchaser), such schedule setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan
Package:

            (1)   the Company's Mortgage Loan number;

            (2)   Mortgagor's name (including any co-mortgagors);

            (3)   the full street address, city, state and zip code of the
                  Mortgaged Property;

            (4)   a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family
                  residence, four-family residence, PUD or Condominium or
                  secured by Co-op Shares;

            (5)   Mortgage Interest Rate;

            (6)   Mortgage Loan Remittance Rate;

            (7)   Monthly Payment;

            (8)   the original term to maturity;

            (9)   the scheduled maturity date;

            (10)  the origination date of the Mortgage Loan;

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            (11)  the principal balance of the Mortgage Loan as of the Cut-off
                  Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

            (12)  the Loan-to-Value Ratio;

            (13)  a code indicating the name of the issuer of the PMI Policy, if any;

            (14)  the Appraised Value;

            (15)  the date on which the first Monthly Payment was due;

            (16)  the last payment date on which a payment was applied;

            (17)  the documentation level (full, alternative, limited);

            (18)  loan purpose;

            (19)  a code indicating the payment status of the Mortgage Loan
                  (i.e., bankruptcy, foreclosure, REO);

            (20)  a code indicating whether such Mortgage Loan provides for a
                  Prepayment Penalty and, if applicable, the Prepayment Penalty period for such loan;

            (21)  a code indicating whether the Mortgaged Property is
                  owner-occupied or investor property;

            (22)  a code indicating whether the Mortgage Loan is a Buydown
                  Mortgage Loan; and

            (23)  the FICO score with respect to the Mortgage Loan.

With respect to the Mortgage Loans in the aggregate in the related Mortgage Loan
Package, the respective Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

            (i)   the number of Mortgage Loans;

            (ii)  the current aggregate outstanding principal balance of the
                  Mortgage Loans;

            (iii) the weighted average Mortgage Interest Rate of the Mortgage
                  Loans; and

            (iv)  the weighted average months to maturity of the Mortgage Loans.

      Mortgage Note: The note or other evidence of the indebtedness of a
Mortgagor secured by a Mortgage.

      Mortgaged Property: The real property, including any improvements, securing repayment of the debt evidenced by a Mortgage Note.

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      Mortgagor: The obligor on a Mortgage Note.

      Negative Amortization: A gradual increase in the mortgage debt that occurs when the monthly fixed installment is not sufficient for full application to both principal and interest. The interest shortage is added to the unpaid principal balance to create "negative" amortization.

      Nonrecoverable Monthly Advance: Any Monthly Advance previously made by the
Company pursuant to Section 5.03 which, in the good faith judgment of the
Company, may not be ultimately recoverable by the Company under Section
4.05(ii). The determination by the Company that it has made a Nonrecoverable
Monthly Advance shall be evidenced by a certificate signed by two officers of the Company and delivered to the Purchaser.

      OCC: The Office of the Comptroller of the Currency.

      Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an
Assistant Vice President and by the Treasurer or the Secretary or one of the
Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

      Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

      Originator: With respect to any Mortgage Loan, the entity that (i) took the Mortgagor's loan application (ii) processed the Mortgagor's loan application, or (iii) closed and/or funded the Mortgagor's Mortgage Loan.

      Pass-Through Transfer: Either (i) the sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction or
(ii) a synthetic securitization in which some or all of the Mortgage Loans are included as part of the reference portfolio relating to such securitization.

      Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

      PMI Policy: A policy of primary mortgage guaranty insurance issued by a
Qualified Insurer, as required by this Agreement with respect to certain
Mortgage Loans.

      Prepayment Interest Shortfall: As to any Remittance Date and each Mortgage
Loan subject to a Principal Prepayment received during the calendar month preceding such Remittance Date, the amount, if any, by which one month's interest at the related Mortgage Loan Remittance Rate on such Principal
Prepayment exceeds the amount of interest paid in connection with such Principal
Prepayment.

      Prepayment Premium: Payments received on a Mortgage Loan as a result of a
Principal Prepayment hereon, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.

                                        8

      Prepayment Premium Loan: A Mortgage Loan with respect to which the
Mortgagor must pay a Prepayment Premium in connection with a Principal
Prepayment.

      Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

      Principal Prepayment: Any payment or other recovery of principal on a
Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

      Purchase Price: The price paid on the Closing Date by the Purchaser to the
Company for the Mortgage Loans, as calculated as set forth in the Purchase Price and Terms Letter.

      Purchase Price and Terms Letter: The letter agreement between the Company and the Purchaser, dated January 14, 2004, or any subsequent dates prior to the related Closing Date relating to the sale of one or more Mortgage Loan Packages.

      Purchaser: Banc of America Mortgage Capital Corporation, or its successor in interest or any successor or assignee to the Purchaser under this Agreement as herein provided.

      Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of Financial
Institution Reform, Recovery, and Enforcement Act and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

      Qualified Depository: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity.

      Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

      Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution be approved by the Purchaser and (i) have an outstanding principal balance, after deduction or all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the

                                        9

Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan
Remittance Rate not less than, and not more than 2% greater than, the Mortgage
Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the
Deleted Mortgage Loan; (iv) comply with each representation and warranty set forth in Sections 3.01 and 3.02; and (v) be of the same type as the Deleted
Mortgage Loan.

      Rating Agency: Each of Fitch, Inc., Moody's Investors Service, Inc., and
Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

      Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer or Whole Loan Transfer pursuant to Section 9.01 hereof. The Reconstitution Date shall be such date which the
Purchaser and the subsequent purchaser or transferee of the related Mortgage
Loans shall designate, provided, however, that the Purchaser shall have given the Company at least ten (10) Business Days' prior notice. On such date, the
Mortgage Loans transferred shall cease to be covered by this Agreement and the
Company's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

      Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

      REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

      REMIC Provisions: Provisions of the federal income tax law relating to a
REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1,
Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

      Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following such 18th day) of any month, beginning with the First Remittance Date.

      REO Disposition: The final sale by the Company of any REO Property.

      REO Disposition Proceeds: All amounts received with respect to an REO
Disposition pursuant to Section 4.16.

      REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

      Repurchase Price: With respect to any Mortgage Loan, a price equal to (i)
(A) prior to the date which is twelve (12) months following the Closing Date, the product of the Stated Principal Balance of such Mortgage Loan times the greater of (x) the Purchase Price Percentage (as set forth in the related
Purchase Price and Terms Letter) or (y) 100%, and (B) thereafter, the Stated
Principal Balance of the Mortgage Loan plus (ii) interest on such Stated
Principal Balance

                                       10

at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase plus the amount of any advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation, costs and expenses incurred in the enforcement of the Company's repurchase obligation hereunder plus (iii) with respect to any Mortgage Loan subject to a
Pass-Through Transfer, any costs and damages incurred by the related trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

      SAIF: The Savings Association Insurance Fund, or any successor thereto.

      Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as
amended.

      Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

      Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable
Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage
Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a
Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing
Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation
Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

      Servicing Fee Rate: With respect to each Mortgage Loan, 0.25% per annum.

      Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the
Custodian pursuant to Section 2.03.

      Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

      Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus
(ii) all amounts previously distributed to the

                                       11

Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

      Subservicer: Any Person with which the Company has entered into a
Subservicing Agreement, provided that such Person is a Fannie Mae approved seller/servicer or a Freddie Mac approved seller/servicer in good standing and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac.

      Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Company, need not be in writing) between the Company and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.01(b).

      Underwriting Guidelines: The Underwriting Guidelines of the Company
attached hereto as Exhibit E.

      Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage
Loans by the Purchaser to a third party, which sale or transfer is not a
Pass-Through Transfer.

                                   ARTICLE II

              AGREEMENT TO PURCHASE; PURCHASE PRICE; CONVEYANCE OF
             MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND
               RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01   Agreement to Purchase; Purchase Price.

               (A)   Agreement to Purchase

      The Company agrees to sell and the Purchaser agrees to purchase, on a servicing-retained basis, the Mortgage Loans in a Mortgage Loan Package having an aggregate scheduled principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Letter, or in such other amount as agreed by the Purchaser and the Company as evidenced by the aggregate scheduled principal balance of the Mortgage Loan Package accepted by the Purchaser on the related Closing Date. The Company shall deliver the
Mortgage Loan Schedule for the Mortgage Loan Package to be purchased on the related Closing Date to the Purchaser at least five (5) Business Days prior to such Closing Date.

               (B)   Purchase Price

      The Purchase Price for each Mortgage Loan Package shall be the percentage of par as stated in or as otherwise calculated pursuant to the related Purchase
Price and Terms Letter (subject to adjustment as provided therein), plus accrued interest on the aggregate scheduled principal balance of the Mortgage Loan
Package at the weighted average Mortgage Loan Remittance Rate from the related
Cut-off Date through the day prior to the related Closing Date, inclusive. The initial principal amount of the Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the related Cut-off Date, after application of

                                       12

scheduled payments of principal due on or before the related Cut-off Date, whether or not collected. Such payments shall be made to the account designated by the Company by wire transfer to immediately available funds.

      The Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the
Company or any successor servicer after the related Cut-off Date shall belong to the Company), and (3) all payments of interest on the Mortgage Loans at the
Mortgage Loan Remittance Rate (minus that portion of any such payment that is allocable to the period prior to the related Cut-off Date). The scheduled principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected together with any unscheduled principal prepayments collected prior to the related Cut-off Date, provided, however, that payments of scheduled principal and interest prepaid for a Due
Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee
Rate) shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account for the benefit of the Purchaser.

      The contents of each Servicing File are and shall be held in trust by the
Company for the benefit of the Purchaser as the owner thereof. Possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the
Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the
Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the
Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the
Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any
Mortgage Loan pursuant to Section 3.03 or 6.02. All such costs associated with the release, transfer and re-delivery to the Company shall be the responsibility of the Purchaser.

Section 2.02   Books and Records; Transfers of Mortgage Loans.

      From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the
Mortgage Loans, and the Company shall retain record title to the related
Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

      The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements, tax returns and business records as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books

                                       13

and records for each Mortgage Loan, which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the
Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation
Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Guides or the Freddie Mac Guide.

      The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related
Servicing File during the time the Purchaser retains ownership of a Mortgage
Loan and thereafter in accordance with applicable laws and regulations.

      The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the
Mortgage Loans, provided, however, that in no event shall there be more than five (5) Persons at any given time for whom the Company is servicing the
Mortgage Loans. The Purchaser also shall advise the Company of the transfer.
Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Company receives notification of a transfer less than five (5) Business Days before the last calendar day of the month, the Company's duties to remit and report as required by Section 5 shall begin with the next Due Period.

Section 2.03   Custodial Agreement; Delivery of Documents; Closing Conditions.

      Pursuant to the related Custodial Agreement the Company will, with respect to each Mortgage Loan, deliver and release to the Custodian the Mortgage Loan
Documents at least five (5) Business Days prior to the related Closing Date.

      The Company shall cause the Custodian to certify its receipt of the
Mortgage Loan Documents at least one (1) Business Day prior to the related
Closing Date, as evidenced by the initial certification of the Custodian in the form annexed to the Custodial Agreement. The Company shall be responsible for recording the Assignments of Mortgage, if necessary, in

                                       14

accordance with Accepted Servicing Practices and this Agreement. The Purchaser shall be responsible for the initial and on-going fees and expenses of the
Custodian.

      Except as otherwise provided in this Section 2.03, upon discovery or receipt of notice of any materially defective Mortgage Loan Document, or that a
Mortgage Loan Document is missing, the Company shall have ninety (90) days to cure such defect or deliver such missing document to the Custodian. If the
Company does not cure such defect or deliver such missing document within such time period, the Company shall either repurchase or substitute for such Mortgage
Loan in accordance with Section 3.03.

      The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten
(10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

      In the event the public recording office is delayed in returning any original document, the Company shall deliver to the Custodian within 180 days of its submission for recordation, a copy of such document and an Officer's
Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the
Purchaser, which consent shall not be unreasonably withheld. However, if the
Company cannot deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified time for any reason, within thirty (30) days after receipt of written notification of such failure from the Purchaser, the Company shall repurchase the related Mortgage Loan at the price and in the manner specified in Section
3.03.

      The closing for the purchase and sale of each Mortgage Loan Package shall take place on the respective Closing Date. The closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties may agree.

      The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

      (a)   with respect to the Purchaser's obligations to close:

            (i)     the Company shall have delivered to the Purchaser and the
Custodian the related Mortgage Loan Schedule and a magnetic diskette, or transmitted by modem, a listing on a loan-level basis of the information contained therein;

                                       15

            (ii)    all of the representations and warranties of the Company
under this Agreement shall be true and correct as of the related Closing Date
(or, with respect to Section 3.02, such other date specified therein) in all material respects and no default shall have occurred hereunder which, with notice or the passage of time or both, would constitute an Event of Default hereunder;

            (iii)   the Purchaser and its counsel shall have received an opinion from the Company's counsel, substantially in the form of Exhibit G attached hereto (with respect to the initial closing only);

            (iv)    the Purchaser shall have received from the Custodian an
initial certification with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

            (v)     the Purchaser shall have received originals of the related
Memorandum of Sale, the related Purchase Price and Terms Letter and a funding memorandum setting forth the Purchase Price(s), and the accrued interest thereon, for the Mortgage Loan Package, in each case executed on behalf of the
Company;

            (vi)    all other terms and conditions of this Agreement, the
related Memorandum of Sale and the related Purchase Price and Terms Letter to be satisfied by the Company shall have been complied with in all material respects;
and

      (b)   with respect to the Company's obligations to close:

            (i)     all of the representations and warranties herein of the
Purchaser shall be true and correct in all material respects as of such Closing
Date;

            (ii)    the Company shall have received a copy of the initial
certification of the Custodian with respect to its receipt of the Mortgage Loan
Documents for the related Mortgage Loans;

            (iii)   the Company has received originals of the related Memorandum of Sale, the related Purchase Price and Terms Letter and a funding memorandum setting forth the Purchase Price(s), and accrued interest thereon, for the
Mortgage Loan Package, in each case executed on behalf of the Purchaser; and

            (iv)    all terms and conditions of this Agreement, the related
Memorandum of Sale and the related Purchase Price and Terms Letter to be satisfied by the Purchaser shall have been materially complied with.

      Upon satisfaction of the foregoing conditions, the Purchaser shall pay to the Company on such Closing Date the Purchase Price for the related Mortgage
Loan Package, plus accrued interest pursuant to Section 2.01 of this Agreement.

                                       16

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01   Company Representations and Warranties.

      The Company hereby represents and warrants to the Purchaser that, as of the related Closing Date:

      (a)      Due Organization and Authority.

               The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this
               Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all
               instruments of transfer to be delivered pursuant to this
               Agreement) by the Company and the consummation of the
               transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite
               corporate action has been taken by the Company to make this
               Agreement valid and binding upon the Company in accordance with its terms;

      (b)      Ordinary Course of Business.

               The consummation of the transactions contemplated by this
               Agreement are in the ordinary course of business of the Company, which is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the
               Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

      (c)      No Conflicts.

               Neither the execution and delivery of this Agreement, the
               acquisition of the Mortgage Loans by the Company, the sale of the
               Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of

                                       17

               any law, rule, regulation, order, judgment or decree to which the
               Company or its property is subject, or impair the ability of the
               Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

      (d)      Ability to Service.

               The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the
               Mortgage Loans. The Company is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good
               standing to sell mortgage loans to and service mortgage loans for
               Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

      (e)      Reasonable Servicing Fee; Fair Consideration.

               The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the
               Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement. The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement shall
               constitute fair consideration and reasonably equivalent value for the Mortgage Loans;

      (f)      Ability to Perform.

               The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

      (g)      No Litigation Pending.

               There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the
               Company, or which would draw into question the validity of this
               Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair
               materially the ability of the Company to perform under the terms of this Agreement;

      (h)      No Consent Required.

                                       18

               No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the
               Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

      (i)      Selection Process.

               The Mortgage Loans will be selected on such Closing Date from among the outstanding fixed rate one- to four-family mortgage loans in the Company's portfolio at such Closing Date as to which the representations and warranties set forth in Section 3.03 could be made and the terms of the related Purchase Price and
               Term Letter satisfied and such selection will not be made in a manner so as to affect adversely the interests of the Purchaser;

      (j)      No Untrue Information.

               Neither this Agreement nor any statement, report or other
               document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not
               misleading;

      (k)      Sale Treatment.

               The Company has determined that the disposition of the Mortgage
               Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

      (l)      No Material Change.

               There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company's most recent financial statements; and

      (m)      No Brokers' Fees.

               The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage
               Loans.

      (n)      Anti-Money Laundering Law Compliance.

               The Company has complied with all applicable anti-money
               laundering laws and regulations, including without limitation the
               USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering
               Laws"); the Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money

                                       19

               Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and
               maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money
               Laundering Laws; and

      (o)      Securities Law Compliance.

               Neither the Company nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage
               Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage
               Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of
               1933 or which would render the disposition of any Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

Section 3.02   Representations and Warranties Regarding Individual Mortgage
               Loans.

      As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

      (a)      Mortgage Loans as Described.

               The information set forth in the Mortgage Loan Schedule annexed to the related Memorandum of Sale and the information contained on the related electronic data file delivered to the Purchaser is complete, true and correct;

      (b)      Payments Current.

               All payments required to be made prior to the related Cut-off
               Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has ever been 30 days or more delinquent;

      (c)      [Reserved.]

      (d)      [Reserved.]

      (e)      No Outstanding Charges.

               There are no defaults in complying with the terms of the
               Mortgages, and there are no delinquent taxes, governmental assessments, insurance premiums, leasehold

                                       20

               payments, ground rents, water, sewer and municipal charges, including assessments payable in future installments or any other charge affecting the lien priority of the related Mortgaged
               Property. The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the
               Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

      (f)      Original Terms Unmodified.

               The terms of the Mortgage Note and Mortgage have not been
               impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and maintain the lien priority of the Mortgage and which has been delivered to the
               Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI
               Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan
               Schedule. No instrument of waiver, alteration of modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected on the related Mortgage Loan
               Schedule;

      (g)      No Defenses.

               The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

      (h)      No Satisfaction of Mortgage.

               The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

      (i)      Validity of Mortgage Documents.

                                       21

               The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the
               Mortgage Note and the Mortgage, and the Mortgage Note and the
               Mortgage have been duly and properly executed by such parties;

      (j)      No Fraud.

               No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

      (k)      Compliance with Applicable Laws.

               Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection,
               predatory and abusive lending, equal credit opportunity or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with. The Mortgagor received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage
               Loan and, if the Mortgage Loan is a refinanced Mortgage Loan, rescission materials required by applicable laws, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. All
               inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged
               Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

      (l)      Fair Credit Reporting Act.

               The Company has fully furnished, in accordance with the Fair
               Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on the related Mortgagor's credit files to Equifax, Experian, and Trans
               Union Credit Information Company (three of the credit
               repositories), on a monthly basis.

      (m)      Location and Type of Mortgaged Property.

               The Mortgaged Property is located in the state identified in the
               Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development, or, in the case of a Mortgage Loan secured by a Co-op Share, leases or occupancy agreements,
               provided, however, that any

                                       22

               condominium project or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements regarding such dwellings. None of the Mortgaged Properties are
               Manufactured Homes, log homes, mobile homes, geodesic domes or other unique property types. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial purposes and, to the Company's knowledge, since the date of such Appraisal, no portion of the
               Mortgaged Property has been used for commercial purposes. If the
               Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development)
               such condominium or planned unit development project meets Fannie
               Mae or Freddie Mac eligibility requirements or is located in a condominium or planned unit development project which has
               received Fannie Mae or Freddie Mac project approval and the representations and warranties required by Fannie Mae or Freddie
               Mac with respect to such condominium or planned unit development have been made and remain true and correct in all respects. If the Mortgaged Property is next to another Mortgaged Property, such "row houses" do not, in the aggregate for all the Mortgage
               Loans in the Mortgage Loan Package, represent more than 1.0% of the aggregate principal balance of such Mortgage Loans;

      (n)      Valid First Lien.

               The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged
               Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

               (1)   the lien of current real property taxes and assessments not yet due and payable;

               (2)   covenants, conditions and restrictions, rights of way,
                     easements and other matters of the public record as of the date of recording acceptable to mortgage lending
                     institutions generally and specifically referred to in the lender's title insurance policy delivered to the Originator of the Mortgage Loan and (i) referred to or otherwise
                     considered in the Appraisal made for the Originator of the
                     Mortgage Loan and (ii) which do not adversely affect the
                     Appraised Value of the Mortgaged Property set forth in such
                     Appraisal;

               (3)   if the Mortgaged Property consists of Co-op Shares, any
                     lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any
                     assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation;
                     and

                                       23

               (4)   other matters to which like properties are commonly subject which do not individually or in the aggregate, materially
                     interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or
                     marketability of the related Mortgaged Property.

               Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property
               described therein and the Company has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the
               Mortgage;

      (o)      Full Disbursement of Proceeds.

               The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor, and there is no requirement for future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and any and all requirements as to disbursements of escrow funds for such improvements have been complied with. All costs, fees and
               expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the
               Mortgage Note or Mortgage;

      (p)      Consolidation of Future Advances.

               Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as
               consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the
               Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to
               Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;
               the Company shall not make future advances after the related
               Cut-off Date;

      (q)      Ownership.

               The Company is the sole owner and holder of the Mortgage Loan, and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the
               Mortgage Loan to the Purchaser. The Company is transferring the
               Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or

                                       24

               otherwise transfer the Mortgage Loan, charges or security
               interests of any nature encumbering such Mortgage Loan;

      (r)      Origination/Doing Business.

               The Mortgage Loan was originated by a savings and loan
               association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All
               parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)
               (1) in compliance with any and all applicable licensing
               requirements of the laws of the state wherein the Mortgaged
               Property is located, and (2) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C)
               federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

      (s)      LTV, PMI Policy.

               No Mortgage Loan has a LTV greater than 95%. If a Mortgage Loan had an original LTV of 80% or greater, the excess over 75% is and will be insured as to payment defaults by a PMI Policy until terminated pursuant to the Homeowners Protection Act of 1998, 12
               USC SS.4901, et seq. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. The
               Qualified Insurer has a claims paying ability acceptable to
               Fannie Mae or Freddie Mac. Any Mortgage Loan subject to a PMI
               Policy obligates the Mortgagor thereunder to maintain the PMI
               Policy and to pay all premiums and charges in connection
               therewith. The Mortgage Interest Rate for the Mortgage Loan as
               set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

      (t)      Title Insurance.

               The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to Fannie Mae or Freddie Mac, or other
               generally acceptable form of policy of insurance acceptable to
               Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the
               Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of Paragraph (m) of this Section 3.02.
               The Company is the sole insured of the lender's title insurance policy for each Mortgage Loan, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the

                                       25

               Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

      (u)      No Defaults.

               There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

      (v)      No Mechanics' Liens.

               There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are
               outstanding that under the law could give rise to such liens)
               affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

      (w)      Location of Improvements; No Encroachments.

               All improvements which were considered in determining the
               Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged
               Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

      (x)      Payment Terms.

               Principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage
               Loan. The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first
               adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate;

      (y)      Customary Provisions.

               The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the
               Mortgaged Property of the benefits of the security

                                       26

               provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii)
               otherwise by judicial foreclosure. There is no homestead or other exemption (other than under the Servicemembers Civil Relief Act, as amended) available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

      (z)      Occupancy of the Mortgaged Property.

               As of the date of origination, the Mortgaged Property was
               lawfully occupied under applicable law and to the best of the
               Company's knowledge, the Mortgaged Property is lawfully occupied as of the Closing Date;

      (aa)     No Additional Collateral.

               The Mortgage Note is not and has not been secured by any
               collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in
               Paragraph (n) above;

      (bb)     Deeds of Trust.

               In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the
               Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

      (cc)     Acceptable Investment.

               The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the
               Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the
               Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

      (dd)     Transfer of Mortgage Loans.

               With respect to each Mortgage that is not recorded in the name of
               MERS or its designee, the Assignment of Mortgage, upon the insertion of the name of the assignee, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

      (ee)     Mortgaged Property Undamaged.

               The Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as

                                       27

               to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

      (ff)     Collection Practices; Escrow Deposits.

               The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with
               Accepted Servicing Practices, and the terms of the Mortgage Note and have been in all material respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no
               deficiencies in connection therewith for which customary
               arrangements for repayment thereof have not been made. All Escrow
               Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

      (gg)     No Condemnation.

               There is no proceeding pending or to the best of the Company's knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

      (hh)     The Appraisal.

               The Mortgage Loan Documents contain an Appraisal of the related
               Mortgaged Property in a form acceptable to Fannie Mae or Freddie
               Mac. The appraisal was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser (1) who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, (2) whose compensation is not affected by the approval or disapproval of the Mortgage
               Loan, and (3) who met the minimum qualifications of Fannie Mae or
               Freddie Mac and Title XI of the Financial Institutions Reform,
               Recovery, and Enforcement Act of 1989 and the regulations
               promulgated thereunder, all as in effect on the date the Mortgage
               Loan was originated;

      (ii)     Insurance.

               All buildings on the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions
               (and to Fannie Mae or Freddie Mac) against loss by fire and such hazards as are covered under a standard extended coverage
               endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to Accepted Servicing Practices and the requirements of Section 4.10, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged
               Property and the outstanding principal balance of the Mortgage
               Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If the improvements on the Mortgaged Property are

                                       28

               in an area identified in the Federal Register by the Federal
               Emergency Management Agency as having special flood hazards, then a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier and such policy conforms to the requirements of Fannie Mae or Freddie Mac is in effect. Such flood insurance policy is in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and
               (C) the maximum amount of insurance which was available under the
               Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the
               Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the
               Mortgagor thereunder to maintain a hazard insurance policy at the
               Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Each such insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.
               The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

      (jj)     Servicemembers Civil Relief Act.

               The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

      (kk)     No Balloon Payments, Graduated Payments or Contingent Interests.

               The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. No Mortgage Loan has a balloon payment feature;

      (ll)     No Construction Loans.

               No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent
               Mortgage Loan;

      (mm)     Underwriting.

               Each Mortgage Loan was underwritten in accordance with the underwriting guidelines of the Company attached as Exhibit E; and
               the Mortgage Note, the Mortgage and all other documents contained in the Mortgage Loan Files are on Fannie Mae or Freddie Mac
               uniform instruments or are on forms acceptable to Freddie Mac or
               Fannie Mae;

                                       29

      (nn)     Buydown Mortgage Loans.

               The Mortgage Loan is not a Buydown Mortgage Loan:

      (oo)     Delivery of Mortgage Files.

               The Mortgage Loan Documents for the related Mortgage Loans have been delivered to the Custodian. The Company is in possession of a complete Mortgage File for each Mortgage Loan in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

      (pp)     No Violation of Environmental Laws.

               The Mortgaged Property is free from any and all toxic or
               hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged
               Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

      (qq)     No Bankruptcy.

               No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was
               originated and, to the best of the Company's knowledge, following the date of origination of the Mortgage Loan, the Mortgagor with respect to the Mortgage Loan was not a debtor in any state or federal bankruptcy or insolvency proceeding, and the Mortgaged
               Property has not been subject to any bankruptcy or foreclosure proceedings;

      (rr)     Texas Refinance Mortgage Loans.

               Article XVI, Section 50(a)(6) of the Texas Constitution is not
               applicable to the Mortgage Loan or the origination thereof. If the Mortgage Loan was originated in Texas, it is not a cash-out refinancing;

      (ss)     The Mortgagor.

               The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with the Fannie Mae Guides or the Freddie Mac Guide. In the event the Mortgagor is a
               trustee, the borrower is a natural person;

                                       30

      (tt)     Homeownership and Equity Protection Act.

               No Mortgage Loan is (a) a "high cost" loan under the Home
               Ownership and Equity Protection Act of 1994 as amended, or (b) a
               "high cost," "threshold," "predatory," "abusive," or similarly defined loan, including refinance loans, under any other
               applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), provided that any Mortgage Loan secured by a Mortgaged Property in Illinois characterized as a "threshold" loan shall not be a
               "high cost" loan unless it is characterized as "predatory" under applicable local law; the Seller has implemented and conducted compliance procedures to determine if each Mortgage Loan is
               "high-cost" home loan under the applicable laws and performed a review of the disclosure provided to the related Mortgagor in accordance with such laws and the related Mortgage Note in order to determine that such Mortgage Loan, if subject to any such law, does not violate any such law;

      (uu)     Georgia Mortgage Loans.

               No Mortgage Loan secured by property located in Georgia and originated on or after October 1, 2002 and prior to March 7, 2003 meets the definition of a "home loan" under the Georgia Fair
               Lending Act;

      (vv)     Kentucky Mortgage Loans.

               No Mortgage Loan secured by property located in the Commonwealth of Kentucky and originated on or after June 24, 2003 had an original principal amount of $200,000 or less;

      (ww)     Oakland, California Mortgage Loans.

               No Mortgage Loan is subject to Ordinance No. 12361 passed by the
               City of Oakland, California;

      (xx)     New Jersey Mortgage Loans.

               Each Mortgage Loan secured by property located within the State of New Jersey and subject to the provisions of the New Jersey
               Home Ownership Security Act of 2002 (the "NJ Act") (i) is either a purchase money mortgage loan or a rate-term refinancing and
               (ii) does not meet definition of a (A) "Covered Home Loan,"
               except for a Mortgage Loan that is (x) a purchase money mortgage loan and (y) neither a "High-Cost Home Loan" nor a "Manufactured
               Home Loan" under the NJ Act, (B) "High-Cost Home Loan," (C) "Home
               Improvement Loan" or (D) "Manufactured Housing Loan" under the NJ
               Act;

                                       31

      (yy)     New Mexico Loans.

               No Mortgage Loan secured by property located in the State of New
               Mexico and originated on or after January 1, 2004 meets the definition of a "home loan" under The Home Loan Protection Act;

      (zz)     Qualified Mortgages.

               Each Mortgage Loan is a "qualified mortgage" within Section
               860G(a)(3) of the Code;

      (aaa)    Leaseholds.

               The Mortgage Loan is not secured by a leasehold estate;

      (bbb)    FICO Scores.

               Each Mortgage Loan has a non-zero FICO score and a minimum FICO score of 620;

      (ccc)    No Prepayment Penalties.

               No Mortgage Loan provides for the payment of a Prepayment Premium or charge in connection with a Principal Prepayment;

      (ddd)    Interest Calculation.

               Interest on each Mortgage Loan is calculated on the basis of a
               360-day year consisting of twelve 30-day months;

      (eee)    Due on Sale.

               The Mortgage contains an enforceable provision, to the extent not prohibited by federal law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

      (fff)    Flood Certification Contract.

               The Company has obtained a life of loan, transferable flood certification contract with an Approved Flood Policy Insurer acceptable to Purchaser in its sole discretion for each Mortgage
               Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

      (ggg)    Single Premium Credit Life Insurance.

               None of the proceeds of the Mortgage Loan were used to finance single premium credit life insurance policies; and

                                       32

      (hhh)    Tax Service Contracts.

               The Company has obtained a life of loan, transferable real estate
               Tax Service Contract on each Mortgage Loan with an Approved Tax
               Servicer Contract Provider and such contract is assignable without penalty, premium or cost to the Purchaser.

Section 3.03   Repurchase.

      It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the
examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of any materially defective Mortgage Loan Document
("Defective Document") or a breach of any of the foregoing representations and warranties that materially and adversely affects the value of a Mortgage Loan or the interest of the Purchaser (or that materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such Defective Document or a breach shall give prompt written notice to the other. Any such breach or Defective Document that causes a Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the
Code shall be deemed to materially and adversely affect the interests of the
Purchaser.

      Within 30 days of the earlier of either discovery by or notice to the
Company of any Defective Document or a breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the interest of the Purchaser therein, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such Defective
Document or breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Company at the
Repurchase Price. However, if the breach or Defective Document shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such breach within ninety (90) days of the related
Closing Date, the Company shall, if the breach or Defective Document cannot be cured, at the Company's option, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty
(120) days after the related Closing Date. Notwithstanding any of the foregoing, if a breach would cause the Mortgage Loan to be other than a "qualified mortgage," as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within sixty (60) days from the date the breach or
Defective Document was discovered unless such breach or Defective Document is cured during such period.

                                       33

      If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within sixty (60) days after the written notice of the breach or Defective Document. Notwithstanding the above sentence, within sixty (60) days after the earlier of either discovery by, or notice to, the Company of any breach of the representations or warranties set forth in
Section 3.02 related to a predatory or abusive lending law, the Company shall repurchase such Mortgage Loan at the Repurchase Price. Any repurchase of a
Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage
Loan or Mortgage Loans and being held in the Custodial Account for future distribution.

      At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the
Company shall, simultaneously with such reassignment, give written notice to the
Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage
Loan from this Agreement, and, in the case of substitution, identify a Qualified
Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the
Custodian for such Qualified Substitute Mortgage Loan the documents required by
Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly
Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or
Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. With respect to any Deleted Mortgage Loan, distributions to the Purchaser shall include the Monthly Payment due on any
Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the
Company in respect of such Deleted Mortgage Loan.

      For any month in which the Company substitutes one or more Qualified
Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Qualified Substitute
Mortgage Loans as of the date of substitution is less than the aggregate Stated
Principal Balance of all such Deleted Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution)
shall be deposited into the Custodial Account by the Company on or before the
Remittance Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

      In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures,

                                       34

reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties of the Company contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

      Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the
Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the
Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this
Agreement.

Section 3.04   Repurchase of Mortgage Loans With First Payment Defaults.

      If the related Mortgagor is thirty (30) days or more delinquent with respect to a Monthly Payment under a Mortgage Loan at any time prior to the expiration of the Holding Period for such Mortgage Loan, the Company shall, at the Purchaser's option, repurchase such Loan from the Purchaser in accordance with Section 3.03 hereof; provided that the Company shall not be required to repurchase such Mortgage Loan if it can demonstrate to the Purchaser's reasonable satisfaction within thirty (30) days of such reported delinquency that the related Mortgagor timely made all payments required of the Mortgagor but such payment was otherwise misapplied.

Section 3.05   Purchase Price Protection.

      With respect to any Mortgage Loan that prepays in full at any time prior to the expiration of the Holding Period for such Mortgage Loan, the Company shall reimburse the Purchaser, within thirty (30) days following the prepayment in full of such Mortgage Loan, the amount (if any) by which the portion of the
Purchase Price paid by the Purchaser to the Company for such Mortgage Loan exceeded 100% of the outstanding scheduled principal balance of the Mortgage
Loan as of the related Cut-off Date, provided, that the Purchaser shall provide to the Company a statement of the amount to be reimbursed hereunder no later than sixty (60) days after the Company provides written notice of such prepayment to the Purchaser.

Section 3.06   Review of Mortgage Loans.

      From the related Closing Date until the date thirty (30) days after the related Closing Date, the Purchaser shall have the right to review the Mortgage
Files and obtain BPOs on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date, with the results of such BPO reviews to be communicated to the Company for a period up to thirty (30) days after the related Closing Date. In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser's sole determination (i) fails to conform to the Underwriting Guidelines, (ii) NIV/NAC has no credit report or
FICO Score, or (iii) the value of the Mortgaged Property pursuant to any BPO varies by more than plus or minus 15% from the

                                       35

lesser of (A) the original appraised value of the Mortgaged Property or (B) the purchase price of the Mortgaged Property as of the date of origination of the related Mortgage Loan. In the event that the Purchaser so rejects any Mortgage
Loan, the Company shall repurchase the rejected Mortgage Loan at the Repurchase
Price in the manner prescribed in Section 3.03 upon receipt of notice from the
Purchaser of the rejection of such Mortgage Loan. Any rejected Mortgage Loan shall be removed from the terms of this Agreement. The Company shall make available all files required by Purchaser in order to complete its review, including all CRA/HMDA required data fields. To the extent that during the course of the Purchaser's initial review, the Purchaser discovers that the
Mortgage Loans do not otherwise meet the Underwriting Guidelines or the terms of this Agreement, the Purchaser shall have the right to carry out additional due diligence reviews, which additional due diligence shall be at the expense of the
Company. Purchaser's decision to increase its due diligence review or obtain additional BPO's or other property evaluations is at its sole discretion. The additional review may be for any reason including but not limited to credit quality, property valuations, and data integrity. Any review performed by the
Purchaser prior to the Closing Date shall not limit the Purchaser's rights or the Company's obligations under this section.

                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01   Company to Act as Servicer.

      (a)      The Company, as an independent contractor, shall service and administer the Mortgage Loans, all in accordance with the terms of this
Agreement, Accepted Servicing Practices, applicable law and the terms of the
Mortgage Notes and Mortgages. In connection with such servicing and administration, the Company shall have full power and authority, acting alone or through Subservicers, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, including, without limitation, the power and authority (1) to execute and deliver, on behalf of the Purchaser, customary consents or waivers and other instruments and documents, (2) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage
Notes and related Mortgages (but only in the manner provided in this Agreement),
(3) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (4) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the
Purchaser in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage
Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 4.21. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

                                       36

      (b)      The Company may arrange for the subservicing of any Mortgage
Loan it services by a Subservicer pursuant to a Subservicing Agreement;
provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage
Loan in a manner consistent with the servicing arrangements contemplated hereunder. The Company shall be solely liable for all fees owed to the
Subservicer under the Subservicing Agreement, regardless whether the Company's compensation hereunder is adequate to pay such fees. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this
Agreement relating to agreements or arrangements between the Company and a
Subservicer or reference to actions taken through a Subservicer or otherwise, the Company shall remain obligated and liable to the Purchaser for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Company alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Company with the same force and effect as if performed directly by the Company. For purposes of this Agreement, the Company shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Company. Any Subservicing Agreement entered into by the
Company shall provide that it may be assumed or terminated by the Purchaser, if the Purchaser has assumed the duties of the Company, or by any successor servicer, at the Purchaser's or successor servicer's option, as applicable, without cost or obligation to the assuming or terminating party or its assigns.
Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the
Company and such Subservicer alone, and the Purchaser shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 4.01(a).

Section 4.02   Liquidation of Mortgage Loans.

      In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted
Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to
Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, the Company shall first notify the Purchaser in writing of the Company's intention to do so and shall provide such information regarding the Mortgage Loan as the Purchaser may reasonably request, provided that the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within three (3) Business
Days of receiving such notice. The Company shall follow any written

                                       37

directions of the Purchaser with respect to the servicing of such Mortgage Loan, as long as such directions do not violate applicable law. In the event the
Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section
5.03, and the Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the
Mortgage Loan to Purchaser after reimbursement to itself for such expenses and
(b) that such expenses will be recoverable by it either through Liquidation
Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance
Proceeds (respecting which it shall have similar priority).

      Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged
Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the
Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

      After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.
In the event (a) the environmental inspection report indicates that the
Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are
insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged
Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03   Collection of Mortgage Loan Payments.

      Continuously from the date hereof until the principal and interest on all
Mortgage Loans are paid in full, in accordance with this Agreement and Accepted
Servicing Standards, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow
Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                                       38

      Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than
120 days; provided, however, that the Company cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the related Cut-off Date. In the event of any such arrangement, the Company shall make Monthly Advances on the related Mortgage
Loan in accordance with the provisions of Section 5.03 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Company shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

Section 4.04   Establishment of and Deposits to Custodial Account.

      The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "SunTrust Mortgage, Inc., in trust for Banc of America Mortgage Capital Corporation and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - P & I." The Custodial
Account shall be established with a Qualified Depository. Upon request of the
Purchaser and within ten (10) days thereof, the Company shall provide the
Purchaser with written confirmation of the existence of such Custodial Account.
Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial
Account may be drawn on by the Company in accordance with Section 4.05.

      The Company shall deposit in the Custodial Account within one Business Day of Company's receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, other than payments of principal and interest due on or before the related
Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto:

      (i)      all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

      (ii)     all payments on account of interest on the Mortgage Loans
               adjusted to the Mortgage Loan Remittance Rate;

      (iii)    all Liquidation Proceeds;

      (iv)     all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the
               Escrow Account and applied to the restoration or repair of the
               Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

                                       39

      (v)      all Condemnation Proceeds which are not applied to the
               restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

      (vi)     any amount required to be deposited in the Custodial Account pursuant to Section 3.05, 4.01, 4,10, 5.03, 6.01 or 6.02;

      (vii)    any amounts payable in connection with the repurchase of or substitution for any Mortgage Loan pursuant to Section 3.03 or
               3.04;

      (viii)   with respect to each Principal Prepayment an amount (to be paid by the Company out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal
               Prepayment, equals one month's interest on the amount of
               principal so prepaid at the Mortgage Loan Remittance Rate;
               provided, however, that in no event shall the aggregate of deposits made by the Company pursuant to this clause (viii)
               exceed the aggregate amount of the Servicing Fee for the related calendar month, whether or not received from the Mortgagor;

      (ix)     any amounts required to be deposited by the Company pursuant to
               Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

      (x)      any amounts received with respect to or related to any REO
               Property and all REO Disposition Proceeds pursuant to Section
               4.16.

      The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the
Company into the Custodial Account. Any interest paid on funds deposited in the
Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05. The Company shall maintain adequate records with respect to all deposits and withdrawals made pursuant to this Section 4.04 and Section 4.05. All funds required to be deposited in the Custodial Account shall be held in trust for the Purchaser until withdrawn in accordance with Section 4.05.

Section 4.05   Permitted Withdrawals From Custodial Account.

      The Company shall, from time to time, withdraw funds from the Custodial
Account for the following purposes:

      (i)      to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

      (ii)     to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.03, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such

                                       40

               reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.04 or
               6.02, the Company's right to such reimbursement shall be
               subsequent to the payment to the Purchaser of the Repurchase
               Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

      (iii)    to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any
               Mortgage Loan being limited to related Liquidation Proceeds,
               Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or
               otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.04 or 6.02, in which case the
               Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the
               Purchaser with respect to such Mortgage Loan;

      (iv)     to pay itself as part of its servicing compensation interest on funds deposited in the Custodial Account;

      (v)      to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

      (vi)     to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a
               particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related
               REO Property;

      (vii)    to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise
               reimbursed above;

      (viii)   to remove funds inadvertently placed in the Custodial Account by the Company; and

      (ix)     to clear and terminate the Custodial Account upon the termination of this Agreement.

      In the event that the Custodial Account is interest bearing, on each
Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

      The Company shall keep and maintain separate accounting, on a Mortgage
Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account.

                                       41

Section 4.06   Establishment of and Deposits to Escrow Account.

      The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled,
"SunTrust Mortgage, Inc., in trust for Banc of America Mortgage Capital
Corporation and/or subsequent purchasers of Mortgage Loans, and various
Mortgagors - T & I." The Escrow Accounts shall be established with a Qualified
Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the
Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07.

      The Company shall deposit in the Escrow Account or Accounts within two (2)
Business Days of Company's receipt, and retain therein:

      (i)      all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

      (ii)     all amounts representing Insurance Proceeds or Condemnation
               Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

      The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the related Mortgagor.
To the extent required by law, the Company shall pay interest on escrowed funds to the related Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07   Permitted Withdrawals From Escrow Account.

      The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in this Section
4.07.

      Withdrawals from the Escrow Account or Accounts may be made by the Company only:

      (i)      to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting
               Escrow Payments for the related Mortgage;

      (ii)     to reimburse the Company for any Servicing Advances made by the
               Company pursuant to Section 4.08 with respect to a related
               Mortgage Loan, but only from amounts received on the related
               Mortgage Loan which represent late collections of Escrow Payments thereunder;

      (iii)    to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

                                       42

      (iv)     for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

      (v)      for application to the restoration or repair of the Mortgaged
               Property in accordance with the procedures outlined in Section
               4.14;

      (vi)     to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow
               Account;

      (vii)    to remove funds inadvertently placed in the Escrow Account by the
               Company; and

      (viii)   to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08   Payment of Taxes, Insurance and Other Charges.

      With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the related
Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same of the making of the Escrow Payments, and the
Company shall make advances from its own funds to effect such payments, which advances shall constitute Servicing Advances hereunder; provided that the
Company shall be required to so advance only to the extent that the Company, in its good faith judgment, believes the Servicing Advance to be recoverable from
Insurance Proceeds or Liquidation Proceeds or otherwise. The costs incurred by the Company, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 4.09   Transfer of Accounts.

      The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time; provided that the Company shall give notice to the Purchaser of any proposed change of the location of either Account not later than 30 days and not more than 45 days prior to any change thereof.

Section 4.10   Maintenance of Hazard Insurance.

      The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to

                                       43

Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the
Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such
Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie
Mae or Freddie Mac, the Company shall notify the Purchaser and the related
Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

      If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available)
a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster
Protection Act of 1973, as amended.

      If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae or Freddie Mac requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

      In the event that any Purchaser or the Company shall determine that the
Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the
Mortgagor with respect to the need for such insurance and bring to the
Mortgagor's attention the desirability of protection of the Mortgaged Property.

      All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

      The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the
Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the

                                       44

Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

      Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the
Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11   Maintenance of Mortgage Impairment Insurance.

      In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy (1) names the Company as loss payee, (2) provides coverage in an amount equal to the amount required pursuant to Section 4.10 without coinsurance, and (3) otherwise complies with Accepted Servicing Practices and all other requirements of Section
4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with prudent servicing practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company's funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

Section 4.12   Maintenance of Fidelity Bond and Errors and Omissions Insurance.

      The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and
Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket
Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such
Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy
also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set

                                       45

forth in this Agreement. The minimum coverage under any such Fidelity Bond and
Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon the request of any Purchaser, the
Company shall cause to be delivered to such Purchaser a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions
Insurance Policy shall in no event be terminated or materially modified without
30 days' prior written notice to the Purchaser.

Section 4.13   Inspections.

      If any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 4.14   Restoration of Mortgaged Property.

      The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be
applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than
$15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

      (i)      the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

      (ii)     the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

      (iii)    the Company shall verify that the Mortgage Loan is not in
               default; and

      (iv)     pending repairs or restoration, the Company shall place the
               Insurance Proceeds or Condemnation Proceeds in the Escrow
               Account.

      If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15   Maintenance of PMI Policy; Claims.

      If a Mortgage Loan has original LTV of 80% or greater, the Company shall, without any cost to the Purchaser maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring the portion over 75% until terminated pursuant to the Homeowners Protection Act of 1998, 12 USC SS.4901, et
seq. In the event that such PMI Policy shall be terminated other than as required by law, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a
Qualified Insurer, the Company shall determine

                                       46

whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the
Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section
6.01, the Company shall promptly notify the insurer under the related PMI
Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

      In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan.
Pursuant to Section 4.04, any amounts collected by the Company under any PMI
Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16   Title, Management and Disposition of REO Property.

      In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or, upon the written request of the
Purchaser, the name of the Purchaser's nominee, who shall have all rights of the
Purchaser herein with respect to such REO Property. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

      The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale.
However, the Purchaser shall have the option to manage and operate the REO
Property provided the Purchaser gives written notice of its intention to do so within sixty (60) days after such REO Property is acquired in foreclosure or by deed in lieu of foreclosure. The election by the Purchaser to manage the REO
Property shall not constitute a termination of any rights and obligations of the
Company pursuant to Section 11.02.

      If the Purchaser does not elect to manage and operate the REO Property, the Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The
Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the

                                       47

same for a period not greater than one year, except as otherwise provided below)
on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

      The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

      The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood
Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

      The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid
Servicing Fees and unreimbursed advances made pursuant to Section 5.03. On the
Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

      The Company shall withdraw from the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company. Any REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this
Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17   Real Estate Owned Reports.

      Together with the statement furnished pursuant to Section 5.02, the
Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to

                                       48

any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18   Liquidation Reports.

      Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Company pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such
Mortgaged Property.

Section 4.19   Reports of Foreclosures and Abandonments of Mortgaged Property.

      Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to
Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20   RESERVED.

Section 4.21   Modifications, Waivers, Amendments and Consents.

      (a)      Subject to this Section 4.21, the Company may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Purchaser. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Accepted Servicing Practices.

      (b)      The Company shall not agree to enter into, and shall not enter into, any modification, waiver, forbearance or amendment of any term of any
Mortgage Loan if such modification, waiver, forbearance, or amendment would:

               (i)    affect the amount or timing of any related payment of
      principal, interest or other amount payable thereunder;

               (ii)   in the Company's judgment, materially impair the security
      for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

               (iii)  otherwise constitutes a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in each case, (A) such Mortgage Loan is 90 days or more past due or (B)
the Company delivers to the Purchaser an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Trust Estate and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to

                                       49

Accepted Servicing Practices, the Company may permit a forbearance for a
Mortgage Loan which, in the Company's judgment, is subject to imminent default.

      (c)      Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, be added to the unpaid principal balance of the related
Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

      (d)      The Company may, as a condition to granting any request by a
Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Company's discretion pursuant to the Mortgage
Loan and is permitted by the terms of this Agreement, require that such
Mortgagor pay to the Company, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Company, which amount shall be retained by the Company as additional servicing compensation.

      (e)      The Company shall notify the Purchaser, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Purchaser (or, at the direction of the Purchaser, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days)
following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Company (i) shall deliver to the Purchaser a copy thereof and
(ii) shall deliver to the Purchaser such document, with evidence of notification upon receipt thereof from the public recording office.

Section 4.22   Disaster Recovery/Business Continuity Plan.

      The Company shall establish and maintain contingency plans, recovery plans and proper risk controls to ensure Company's continued performance under this
Agreement. The plans must be in place within thirty (30) calendar days after the date of this Agreement and shall include, but not be limited to, testing, control functions, accountability and corrective actions to be immediately implemented, if necessary. The Company agrees to make copies or summaries of the plans available to the Purchaser or its regulators upon request.

Section 4.23   Fair Credit Reporting Act.

      The Company shall furnish, in accordance with the Fair Credit Reporting
Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on each Mortgagor's credit files to Equifax,
Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                       50

                                    ARTICLE V

                              PAYMENTS TO PURCHASER

Section 5.01   Remittances.

      On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the
Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section
4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to
Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii);
minus (d) any amounts attributable to Monthly Payments collected but due on a
Due Date or Dates subsequent to the first day of the month of the Remittance
Date, which amounts shall be remitted on the Remittance Date next succeeding the
Due Period for such amounts.

      With respect to any remittance received by the Purchaser after the
Remittance Date on which such payment was due, the Company shall pay to the
Purchaser interest on any such late payment at an annual rate equal to the Prime
Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the
Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding
Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02   Automated Servicing Systems and Statements to Purchaser.

      The Company shall setup, format, maintain and transmit to the Purchaser the Company's Servicing File and other electronic data storage and transmission systems related to the Mortgage Loans (collectively, the "Servicing Systems") in accordance with the guidelines and requirements set forth in Exhibit J attached hereto (the "Servicer Requirements"), and the Company shall cooperate with the
Purchaser to receive data from the Purchaser that is to be incorporated in the
Servicing Systems in accordance with the Servicer Requirements.

      Not later than the third (3rd) Business Day of each month, the Company shall furnish to the Purchaser, with respect to the preceding month, a monthly collection report, a monthly paid in full report that summarizes Mortgage Loans paid in full during the Due Period and a monthly trial balance report that provides a trial balance as of the last day of the month preceding such
Remittance Date in electronic format agreed upon by the Company and the
Purchaser.

                                       51

      Not later than the fifth (5th) Business Day of each month, the Company shall furnish to the Purchaser a delinquency report and a monthly remittance advice, including the information set forth in Exhibit F, in both a physical form and a mutually agreeable electronic format, as to the remittance on such
Remittance Date and as to the period ending on the last day of the month preceding such Remittance Date.

Section 5.03   Monthly Advances by Company.

      No later than the close of business on the Business Day preceding each
Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all
Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate)
which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the related Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the
Custodial Account on or before any future Remittance Date if funds in the
Custodial Account on such Remittance Date shall be less than payments to the
Purchaser required to be made on such Remittance Date. The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remittance Date prior to the Remittance
Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; and (ii) the Remittance Date prior to the date the
Mortgage Loan is converted to REO Property, provided however, that if requested by a Rating Agency in connection with a securitization, the Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; and
provided further, however, that any such obligation under this Section 5.03 shall cease if the Company determines, in its sole reasonable opinion, that any
Monthly Advances would be Nonrecoverable Monthly Advances if made. In the event that the Company determines that any such advances would be Nonrecoverable
Monthly Advances, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

Section 6.01   Due-on-Sale Provision and Assumptions.

      The Company shall use its best efforts to enforce any "due-on-sale"
provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the
Mortgagor remains liable on the Mortgage and the Mortgage Note. When the
Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from

                                       52

doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

      If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or that either a decision not to exercise the
"due-on-sale" provision or a decision to permit an assumption of the Mortgage
Loan is in the best interest of the Purchaser, the Company shall enter into (i)
an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the
Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original
Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged
Property is substituted as Mortgagor and becomes liable under the Mortgage Note.
The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. If an assumption fee is collected by the Company for entering into an assumption agreement such fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Purchaser's consent.

      To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02   Satisfaction of Mortgages and Release of Mortgage Files.

      Upon the payment in full of any Mortgage Loan, or the receipt by the
Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company immediately shall notify the Purchaser and shall request the release of any Mortgage Loan Documents.

      If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within one Business Day of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and
Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may

                                       53

sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03   Servicing Compensation.

      As compensation for its services hereunder, the Company shall be entitled to retain the Servicing Fee from interest payments on the related Mortgage Loans or to withdraw from the Custodial Account the amount of the Servicing Fee with respect to the related Mortgage Loans pursuant to Section 4.05. The Servicing
Fee shall be payable monthly and shall be computed on the basis of the same unpaid scheduled principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the
Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate
Servicing Fee shall be reduced (but not below zero) by an amount equal to the
Prepayment Interest Shortfall for the related Due Period.

      Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, late payment charges and other ancillary income shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04   Annual Statement as to Compliance.

      The Company shall deliver to the Purchaser, not later than the earlier of
March 15 of each year or the fifteenth (15th) day prior to the date the
Purchaser is required to make its annual report to the Securities and Exchange
Commission (in each case, if such day is not a Business Day, the next succeeding
Business Day), an Officer's Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement or similar agreements has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under, and complied fully with the provisions of, this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05   Annual Independent Public Accountants' Servicing Report.

      Not later than the earlier of March 15 of each year or the fifteenth
(15th) day prior to the date the Purchaser is required to make its annual report to the Securities and Exchange Commission (in each case, if such day is not a
Business Day, the next succeeding Business Day), the Company, at its expense, shall cause a firm of independent public accountants which is a member of the
American Institute of Certified Public Accountants to furnish a statement to the
Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans by the Company during the last fiscal year and that such firm is of the opinion that the provisions of this or similar Agreements have been complied with,

                                       54

and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing the Purchaser a copy of a Uniform Single
Attestation Program Report from their independent public accountant's on an annual basis, the Company shall be considered to have fulfilled its obligations under this Section 6.05.

Section 6.06   Right to Examine Company Records.

      The Purchaser, or its designee, shall have the right to examine and audit any and all of the related books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own travel expenses associated with such examination.

Section 6.07   Compliance with REMIC Provisions.

      If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or
(ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860 (a) (2) of the
Code and the tax on "contributions" to a REMIC set forth in Section 860(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                   ARTICLE VII

                              COMPANY TO COOPERATE

Section 7.01   Provision of Information.

      During the term of this Agreement, the Company shall furnish to the
Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage
Loan provided for herein. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give. Upon request from the Purchaser, the Company shall deliver no later than thirty (30) days after such request any Servicing File or document therein, or copies thereof, to the Purchaser at the direction of the
Purchaser. The Purchaser shall return any original Servicing File or document therein delivered pursuant to this Section no later than ten (10) days after receipt thereof. In the event that the Company fails to make delivery of the requested Servicing File or document therein, or copies thereof, as required under this

                                       55

Section, the Company shall repurchase, pursuant to Section 3.03 of this
Agreement, the related Mortgage Loan within thirty (30) days of a request to do so by the Purchaser.

      In addition, during the term of this Agreement, the Company shall provide to the OCC and to comparable regulatory authorities supervising the Purchaser or any of Purchaser's assigns (including beneficial owners of securities issued in
Pass-Through Transfers backed by the Mortgage Loans) and the examiners and supervisory agents of the OCC and such other authorities, access to the documentation required by applicable regulations of the OCC and other comparable regulatory authorities supervising the Purchaser or any of is assigns with respect to the Mortgage Loans. Such access shall be afforded without charge, so long as the expense of providing such reports, documents or information is reasonable, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Company.

      The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02   Financial Statements; Servicing Facility.

      In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser the audited financial statements of the
Company, which shall include information relating to the Company, for the most recently completed two fiscal years for which such financial statements are available, as well as a Consolidated Statement of Condition at the end of the
last two fiscal years covered by such Consolidated Statement of Operations. The
Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company
(and are available upon request to members or stockholders of the Company or to the public at large).

      The Company also shall make available to the Purchaser or prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective purchaser to inspect the Company's servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage
Loans as provided in this Agreement.

Section 7.03   Cooperation with Third-party Service Providers.

      The Company shall cooperate with the Purchaser in servicing the Mortgage
Loans in accordance with the usual and customary requirements of any credit enhancement, risk management and other service providers and shall otherwise cooperate with the Purchaser in connection with such third-party service providers and the provision of third-party services; provided, however, that such requirements are reasonably acceptable to the Company and pose no greater risk, obligation or expense to the Company than otherwise set forth in this
Agreement. Any additional costs and/or expenses will be paid by the requesting party.

                                       56

                                  ARTICLE VIII

                                   THE COMPANY

Section 8.01   Indemnification; Third Party Claims.

      The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the
Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this
Agreement or the Mortgage Loans, assume (with the prior written consent of the
Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement. The provisions of this Section 8.01(a) shall survive termination of this Agreement.

Section 8.02   Merger or Consolidation of the Company.

      The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the
Company shall be a party, or any Person succeeding to the business of the
Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF and (iii) who is a Fannie Mae/Freddie Mac-approved company in good standing. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company's obligations and liabilities hereunder.

Section 8.03   Limitation on Liability of Company and Others.

      Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from

                                       57

the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the
Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action, unless any such costs result from a breach of the
Company's representations and warranties made herein or its failure to perform its obligations in compliance with this Agreement.

Section 8.04   Limitation on Resignation and Assignment by Company.

      The Purchaser has entered into this Agreement with the Company and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the
Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (except as permitted by Section 4.01(b)) or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

      Except to the extent provided in Section 4.01 and 8.02, the Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

      Without in any way limiting the generality of this Section 8.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the
Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

                                       58

                                   ARTICLE IX

                      PASS-THROUGH AND WHOLE LOAN TRANSFERS

Section 9.01   Removal of Mortgage Loans from Inclusion Under this Agreement.

      The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect one or more
Whole Loan Transfers or Pass-Through Transfers, retaining the Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the Reconstitution Date, the Mortgage Loans transferred shall cease to be serviced by the Company pursuant to this
Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 9.01 is rejected by the transferee, the
Company shall continue to service such rejected Mortgage Loan on behalf of the
Purchaser in accordance with the terms and provisions of this Agreement.

      The Company shall cooperate with the Purchaser in connection with each
Whole Loan Transfer or Pass-Through Transfer in accordance with this Section
9.01. In connection therewith the Company shall:

      (a)      make all representations and warranties made herein with respect to the Mortgage Loans as of the related Closing Date and with respect to the Company itself as of the closing date of each
               Whole Loan Transfer or Pass-Through Transfer and, in the event of a Pass-Through Transfer occurring with 12 months of the related
               Closing Date or such later period as specified in the related
               Purchase Price and Terms Letter, the representations and
               warranties set forth in Section 3.02 of this Agreement with respect to the Mortgage Loans subject to such Pass-Through
               Transfer as of the date of such Pass-Through Transfer, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Pass-Through
               Transfer and any events or circumstances existing subsequent to the related Closing Date(s);

      (b)      if necessary, execute an Assignment, Assumption and Recognition
               Agreement or at the option of the Purchaser, negotiate in good faith and execute any pooling and servicing agreement or similar agreements necessary to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement or
               materially and adversely alters the Company's rights hereunder;

      (c)      make representations and warranties (1) that the Company has serviced the Mortgage Loans in accordance with the terms of this
               Agreement, provided accurate statements to the Purchaser pursuant to Section 5.02 of this Agreement, and otherwise complied with all covenants and obligations hereunder and (2) that the Company has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans, and (3) regarding the accuracy of the

                                       59

               information provided to the Purchaser by the Company on or before the closing date of the applicable Whole Loan Transfer or
               Pass-Through Transfer;

      (d)      provide as applicable:

               (i)    any and all information and appropriate verification of
                      information which may be reasonably available to the
                      Company, including information regarding the Company's
                      foreclosure, delinquency and loss experience and the
                      Company's underwriting standards, whether through letters
                      of its auditors and counsel or otherwise, as the Purchaser shall request; and

               (ii)   such additional opinions of counsel, letters from
                      auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, any rating agency or any credit enhancement
                      provider, as the case may be, in connection with
                      Whole-Loan Transfers or Pass-Through Transfers; provided,
                      however, that the Purchaser shall pay the reasonable
                      third-party costs associated with the preparation of the
                      foregoing information;

      (e)      indemnify the Purchaser for any material misstatements or
               omissions contained in the information provided pursuant to (d)
               above; and

      (f)      with respect to any Mortgage Loans that are subject to a
               Pass-Through Transfer, unless otherwise provided in the related pooling and servicing agreement or similar agreement, the Company shall (i) cause the servicing officer in charge of servicing for the Company to execute and deliver a certification (the "SEC
               Certification") in the format attached hereto as Exhibit K, which at Purchaser's option shall be (A) attached to any Form 10-K's filed with the Securities and Exchange Commission ("SEC") in connection with the related securitization trust (or similar transaction) or (B) provided to the Purchaser and such other
               Persons as are specified in the pooling and servicing agreement or similar agreement, and (ii) indemnify the Purchaser for losses in connection with or relating to the inaccuracy of the SEC
               Certification provided by the Company.

      In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date the Company shall prepare an Assignment of Mortgage in blank or to the trustee from the Company acceptable to the Purchaser or the trustee for each Mortgage Loan that is part of the Whole Loan Transfers or Pass-Through Transfers. The Company shall pay all preparation and recording costs associated therewith if the Assignments of
Mortgage have not been previously prepared and recorded in Purchaser's name. The
Company shall execute each Assignment of Mortgage and record or deliver them as required by the Purchaser or the trustee. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any pooling and servicing agreements.

      All Mortgage Loans not sold or transferred pursuant to Whole Loan
Transfers or Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in

                                       60

accordance with the terms of this Agreement and with respect thereto this
Agreement shall remain in full force and effect. It is understood that the
Company shall not be required to service the Mortgage Loans included in any
Mortgage Loan Package for more than five (5) separate purchasers at any one time.

                                    ARTICLE X

                                     DEFAULT

Section 10.01  Events of Default.

      Each of the following shall constitute an Event of Default on the part of the Company:

      (i)      any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the
               Purchaser or, the Company first becomes aware of such failure; or

      (ii)     failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement, including but not limited to breach by the Company of any one or more of the representations, warranties and covenants of the Company as set forth in Section 3.01 of this Agreement which continues
               unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

      (iii)    failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

      (iv)     a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

      (v)      the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its assets; or

      (vi)     the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

                                       61

      (vii)    the Company ceases to meet the servicer eligibility
               qualifications of a Fannie Mae or Freddie Mac; or

      (viii)   the Company attempts to assign its right to servicing
               compensation hereunder or to assign this Agreement or the
               servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04.

      If the Company obtains knowledge of an Event of Default, the Company shall promptly notify the Purchaser. In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the
Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

      Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage
Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from the Purchaser, the Company shall, at its expense, prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02  Waiver of Defaults.

      By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of
Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                   TERMINATION

Section 11.01  Termination.

      This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or the disposition of any REO Property with respect to the last
Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing. The

                                       62

representations and warranties and indemnification provisions contained herein shall survive the termination of this Agreement.

      Upon written request from the Purchaser in connection with any such termination, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all
Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 11.02  Termination Without Cause.

      The Purchaser may terminate, at its sole option, any rights the Company may have hereunder with respect to any Mortgage Loan Package, without cause as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section
12.05.

      In the event the servicing rights with respect to a Mortgage Loan Package are terminated pursuant to this Section 11.02, the Company shall be entitled to receive, as liquidated damages, upon the transfer of the servicing rights, an amount equal to the fair market value of such servicing rights based on the aggregate outstanding principal amount of the Mortgage Loans as of the termination date, plus all reasonable costs and expenses incurred by the Company in managing the transfer of the servicing. The fair market value of the servicing rights shall be determined based on the average of three bids made by experienced evaluators unaffiliated to the Purchaser and the Company and chosen as follows: one by the Purchaser, one by the Company and one by mutual agreement. In addition, the Purchaser shall reimburse the Company in such event for all reasonable costs associated with the transfer of the servicing rights

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01  Successor to Company.

      Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01(ii) or pursuant to
Section 11.02, the Purchaser shall, (i) succeed to and assume all of the
Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this
Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation

                                       63

of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Section 3.03, it being understood and agreed that the provisions of such Sections 3.01, 3.02, and
3.03 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

      Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (h), (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section
8.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

      The Company shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

      Unless the Company is terminated pursuant to Section 11.02, the Purchaser shall be entitled to be reimbursed from the Company for all costs associated with the transfer of servicing, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Purchaser to correct any errors or insufficiencies in the servicing data or otherwise to enable the Purchaser to service the Mortgage Loans properly and effectively.

      Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02  Amendment.

      This Agreement may be amended from time to time by the Company and by written agreement signed by the Company and the Purchaser.

                                       64

Section 12.03  Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements
(whether oral or written), or actions of the Company or the Purchaser. This provision is a material inducement for the Purchaser to enter into this
Agreement.

Section 12.04  Arbitration.

      In the event a claim or controversy arises concerning the interpretation or enforcement of the terms of this Agreement, the parties hereto agree that such claim or controversy may be settled by final, binding arbitration if the parties hereto, as applicable, consent to such arbitration at the time such claim or controversy arises which consent may be withheld by any party hereto in its sole discretion.

Section 12.05  Duration of Agreement.

      This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the
Mortgage Loans by the Purchaser.

Section 12.06  Notices.

      All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

      (i)      if to the Company:

               SunTrust Mortgage, Inc.
               901 Semmes Avenue, Fifth Floor
               Richmond, Virginia 23224
               Attention: John F. Schwabe
               Telephone: (804) 291-2236
               Fax: (804) 291-0484
               or such other address as may hereafter be furnished to the
               Purchaser in writing by the Company;

      (ii)     if to Purchaser:

                                       65

               Banc of America Mortgage Capital Corporation
               Hearst Tower
               NC1-027-21-04
               214 North Tryon Street, 21st Floor
               Charlotte, North Carolina 28255
               Attention: Managing Director
               Telephone: (704) 388-8708
               Fax: (704) 386-3215
               or such other address as may hereafter be furnished to the
               Company in writing by the Purchaser.

Section 12.07  Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement.

Section 12.08  Relationship of Parties.

      Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the
Company shall be rendered as an independent contractor and not as agent for the
Purchaser.

Section 12.09  Execution; Successors and Assigns.

      This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 8.02 and 8.04, this
Agreement shall inure to the benefit of and be binding upon the Company and the
Purchaser and their respective successors and assigns.

Section 12.10  Recordation of Assignments of Mortgage.

      To the extent permitted by applicable law, each of the Assignments of
Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense, in the event recordation is either necessary or advisable in accordance with Acceptable Servicing Practices or under applicable law or is requested by the Purchaser at its sole option.

Section 12.11  Assignment by Purchaser.

      The Purchaser shall have the right, without the consent of the Company but subject to the limits set forth in Section 2.02 and Section 9.01 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any

                                       66

person to exercise any rights of the Purchaser hereunder, by executing an
Assignment, Assumption and Recognition Agreement, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this
Agreement shall be deemed to include its assignee or designee.

Section 12.12  Solicitation of Mortgagor.

      The Company agrees that, after the Closing Date, it will not take any action to solicit the refinancing of any Mortgage Loan. It is understood and agreed that promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio or television advertisements, shall not constitute solicitation under this Section.

Section 12.13  Further Agreements.

      The Purchaser and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement; provided that such documents, instruments or agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement or materially and adversely alter the Company's rights hereunder.

Section 12.14  Confidential Information.

      The Company shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies. Under no circumstances shall the
Purchase Price relating specifically to this Transaction be considered to constitute the tax treatment or the tax structure of the Transaction.

      The Purchaser and the Company agree they (i) shall comply with all applicable laws and regulations regarding the privacy or security of Consumer
Information, (ii) shall not collect, create, use, store, access, disclose or otherwise handle Consumer Information in any manner inconsistent with any applicable laws or regulations regarding the privacy or security of Consumer
Information, (iii) shall not disclose Consumer Information to any affiliated or non-affiliated third party except to enforce or preserve its rights, as otherwise permitted or required by applicable law (or by regulatory authorities having jurisdiction in the premises) or, in the case of the Company, at the specific written direction of the Purchaser, (iv) shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Consumer Information, including maintaining security measures designed to meet the Interagency Guidelines Establishing
Standards for Safeguarding Consumer Information published in final form on
February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder and
(v) shall promptly notify the other party in writing upon becoming aware of any actual breach and of any suspected breach of this section. The Company shall promptly provide the Purchaser's regulators information regarding such security measures upon the reasonable request of the Purchaser, which information shall include, but not be limited to, any SAS 70 or similar independent audit reports, summaries of test results or equivalent measures taken by the

                                       67

Company with respect to its security measures, as agreed upon by the parties.
Each party shall indemnify and defend the other party against, and shall hold the other party harmless from, any cost, expense, loss, claim or other liability that such other party may suffer as a result of or in connection with its failure to comply with or perform the obligations set forth in this section. The restrictions set forth herein shall survive the termination of this Agreement.

Section 12.15  Exhibits.

      The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                [Intentionally Blank - Next Page Signature Page]

                                       68

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANC OF AMERICA MORTGAGE                    SUNTRUST MORTGAGE, INC.
CAPITAL CORPORATION                         COMPANY
PURCHASER

By: /s/ Bruce W. Good                       By: /s/ Cari Overby
    ----------------------------------         ---------------------------------

Name: Bruce W. Good                         Name: Cari Overby
      --------------------------------           -------------------------------

Title: Vice President                       Title: Vice President
       -------------------------------            ------------------------------

STATE OF NORTH CAROLINA           )
                                  )    ss:
COUNTY OF MECKLENBURG             )

      On the 12th day of February 2004 before me, a Notary Public in and for said State, personally appeared Bruce W. Good, known to me to be Vice President of Banc of America Mortgage Capital Corporation, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                            ____________________________________
                                            Notary Public

                                            My Commission expires:______________

COMMONWEALTH OF VIRGINIA          )
                                  )    ss:
COUNTY OF _____________________   )

      On the _____ day of February 2004 before me, a Notary Public in and for said State, personally appeared Cari Overby, known to me to be the Vice
President of SunTrust Mortgage, Inc., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                            Notary Public

                                            My Commission expires:______________

                                    EXHIBIT A

                         FORM OF MORTGAGE LOAN SCHEDULE

                                [Attached hereto]

                                       A-1

                                    EXHIBIT B

                         CONTENTS OF EACH MORTGAGE FILE

      With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the
Servicing File or delivered to the Custodian pursuant to Sections 2.01, 2.02 and
2.03 of the Flow Sale and Servicing Agreement to which this Exhibit is attached
(the "Agreement"):

      1.    The original Mortgage Note endorsed "Pay to the order of
            _____________, without recourse" and signed in the name of the
            Company by an authorized officer (provided that, in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "[Company], successor by merger to [name of predecessor]"; and in the event that the Mortgage
            Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form:
            "[Company], formerly known as [previous name]"). The Mortgage Note must contain all necessary intervening endorsements showing a complete chain of endorsement from the Originator (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

      2.    The original of any guarantee executed in connection with the
            Mortgage Note (if any).

      3.    The original Mortgage, with evidence of recording thereon, except as follows: If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company stating that such
            Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the
            Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a
            Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

                                       B-1

      4.    The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

      5.    The original Assignment of Mortgage, in blank, for each Mortgage
            Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information). If the Mortgage Loan was acquired by the Company in a merger, the
            Assignment of Mortgage must be made by "[Company], successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "[Company], formerly known as [previous name]." Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the
            Mortgaged Property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the
            Mortgaged Properties located in the same county. If the related
            Mortgage has been recorded in the name of Mortgage Electronic
            Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage will be required to be prepared or delivered and instead, the Company shall take all actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage
            Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

      6.    For any Mortgage Loan not recorded in the name of MERS, originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the
            Custodian, a photocopy of such intervening assignment, together with
            (i) in the case of a delay caused by the public recording office, an
            Officer's Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the
            Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

      7.    The original PMI Policy or certificate of insurance, where required pursuant to the Agreement.

      8.    The original mortgagee policy of title insurance or evidence of title.

                                       B-2

      9.    Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

      10.   For each Mortgage Loan which is secured by a residential long-term lease, if any, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation.

      11.   For each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A)   the stock certificate;

                  (B)   the stock power executed in blank;

                  (C)   the executed proprietary lease;

                  (D)   the executed recognition agreement;

                  (E)   the executed assignment of recognition agreement;

                  (F)   the executed UCC-1 financing statement with evidence of
            recording thereon; and

                  (G)   executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for
            recordation)

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company's agent(s):

      12.   The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

      13.   Residential loan application.

      14.   Mortgage Loan closing statement.

      15.   Verification of employment and income.

      16.   Verification of acceptable evidence of source and amount of down payment.

      17.   Credit report on the Mortgagor.

      18.   Residential appraisal report.

                                       B-3

      19.   Photograph of the Mortgaged Property.

      20.   Survey of the Mortgage property, if required by the title company or applicable law.

      21.   Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy,
            i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

      22.   All required disclosure statements.

      23.   If available, termite report, structural engineer's report, water potability and septic certification.

      24.   Sales contract, if applicable.

      25.   Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage file and which are required to document the Mortgage Loan or to service the
            Mortgage Loan.

      26.   Amortization schedule, if available.

      27.   Original power of attorney, if applicable.

      In the event an Officer's Certificate of the Company is delivered to the
Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 180 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office,
(iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv)
specify the date the applicable recorded document will be delivered to the
Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested form the Purchaser, which consent shall not be unreasonably withheld.

                                       B-4

                                    EXHIBIT C

                           FORM OF CUSTODIAL AGREEMENT

                                [Attached hereto]

                                       C-1

                                    EXHIBIT D

            FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                                                            [DATE OF ASSIGNMENT]

      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT dated
___________________, among _________________, ("Assignor"), _________________,
("Assignee") and SUNTRUST MORTGAGE, INC. (the "Company"):

      For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

      1.    With respect to the Mortgage Loans listed on Exhibit A hereto, the
Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain Flow
Sale and Servicing Agreement (the "Flow Sale and Servicing Agreement"), dated as of [INSERT DATE OF AGREEMENT], and the Memorandum of Sale dated [INSERT DATE]
(together with the Flow Sale and Servicing Agreement, the "Flow Sale
Agreement"), each by and between Banc of America Mortgage Capital Corporation
(the "Purchaser"), and the Company, and the Mortgage Loans delivered thereunder by the Company to the Assignor, and that certain Custodial Agreement, (the
"Custodial Agreement"), dated as of [INSERT DATE OF AGREEMENT], by and among the
Company, the Purchaser and _________________ (the "Custodian").

      2.    The Assignor warrants and represents to, and covenants with, the
Assignee that:

            a.    The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

            b.    The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Flow Sale Agreement or the Mortgage Loans;

            c.    The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Flow Sale Agreement, the
Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Flow Sale Agreement. The
Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Flow Sale Agreement or the Mortgage Loans; and

            d.    Neither the Assignor nor anyone acting on its behalf has
offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the
Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner,

                                       D-1

or taken any other action which would constitute a distribution of the Mortgage
Loans under the Securities Act of 1933, as amended (the "Securities Act") or which would render the disposition of the Mortgage Loans a violation of Section
5 of the Securities Act or require registration pursuant thereto.

      3.    That Assignee warrants and represent to, and covenants with, the
Assignor and the Company pursuant to Section 12.11 of the Flow Sale Agreement that:

            a.    The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Flow Sale Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the
Assignor's obligations as purchaser thereunder;

            b.    The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

            c.    The purchase price being paid by the Assignee for the Mortgage
Loans is in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

            d.    The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) Regulation D promulgated under the Securities Act;

            e.    The Assignee considers itself a substantial sophisticated
institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

            f.    The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

            g.    Neither the Assignee nor anyone acting on its behalf has
offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the
Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the
Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;
and

            h.    Either (1) the Assignee is not an employee benefit plan
("Plan") within the meaning of section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA") or a plan ("Plan") within the meaning of section 4975(e)(1) of the Internal Revenue

                                       D-2

Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the
Mortgage Loans will not result in a prohibited transaction under section 406 of
ERISA or section 4975 of the Code.

            i.    The Assignee's address for purposes of all notices and
correspondence related to the Mortgage Loans and the Flow Sale Agreement is:

                  [NAME AND ADDRESS OF ASSIGNEE]
                  Attention:
                  Telephone:
                  Fax:

      The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Flow Sale Agreement is:

                  For the account of [NAME OF ASSIGNEE]
                  A/C#:
                  ABA#:
                  Attn:
                  Taxpayer ID#:

      4.    Accuracy of the Servicing Agreement.

      The Company and the Assignor represent and warrant to the Assignee that
(i) attached hereto as Exhibit B is a true, accurate and complete copy of the
Flow Sale Agreement, the Custodial Agreement and all amendments and modifications, if any, thereto, (ii) neither the Flow Sale Agreement nor the
Custodial Agreement has been amended or modified in any respect, except as set forth in this Agreement, and (iii) no notice of termination has been given to the Company under the Flow Sale Agreement. The Company represents and warrants that through the date hereof the Company has serviced the Mortgage Loans in accordance with the terms of the Flow Sale Agreement.

      5.    Recognition of Assignee.

      From and after the date hereof, the Company shall note the transfer of the
Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Flow
Sale Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the Assignee that the Flow Sale
Agreement and the Custodial Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

                               [Signatures Follow]

                                       D-3

      IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement be executed by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]                          [NAME OF ASSIGNEE]
Assignor                                    Assignee

By: __________________________________      By:

Name: ________________________________      Name:

Its: _________________________________      Its:

Tax Payer Identification No.:               Tax Payer Identification No.:

SUNTRUST MORTGAGE, INC.
Company

By:

Name:

Its:

                                       D-4

                                    EXHIBIT A
             to the Assignment, Assumption and Recognition Agreement

                             MORTGAGE LOAN SCHEDULE

                                       D-5

                                    EXHIBIT B
             to the Assignment, Assumption and Recognition Agreement

              EXECUTION COPIES OF FLOW SALE AND SERVICING AGREEMENT
                             AND MEMORANDUM OF SALE

                                       D-6

                                    EXHIBIT E

                             UNDERWRITING GUIDELINES

                                [Attached hereto]

                                       E-1

                                    EXHIBIT F

                        INFORMATION IN REMITTANCE REPORTS

                       [Need to list all required fields]

                                       F-1

                                    EXHIBIT G

                           FORM OF OPINION OF COUNSEL

Banc of America Mortgage Capital Corporation
Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255
Attn: Managing Director
Re:    SunTrust Mortgage, Inc.

Dear Sir/Madam:

I am [general counsel] of SunTrust Mortgage, Inc. (the "Company"), with respect to certain matters in connection with the sale by the Company of certain mortgage loans (the "Mortgage Loans") pursuant to that certain Flow Sale and
Servicing Agreement by and between the Company and Banc of America Mortgage
Capital Corporation (the "Purchaser"), dated as of [MONTH OF CLOSING] 1, [YEAR
OF CLOSING], (the "Agreement"), which sale is in the form of whole Mortgage
Loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

I have examined the following documents:

1.    the Agreement;

2.    the Custodial Agreement;

3.    the form of endorsement of the Mortgage Notes; and

4.    such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of [____________] [STATE OF COMPANY'S
      INCORPORATION].

                                       G-1

2.    The Company has the power to engage in the transactions contemplated by the Agreements, the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Agreement, the Custodial
      Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

3.    Each person who, as an officer or attorney-in-fact of the Company, signed
      (a) the Agreement and the Custodial Agreement, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Agreement and the person was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting and as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.    Each of the Agreement, the Custodial Agreement, and the Mortgage Loans,
      has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

5.    The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreement and the Custodial
      Agreement, and by original or facsimile signature in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Company executing the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

6.    Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the
      Agreement, the Custodial Agreement or the sale and delivery of the
      Mortgage Loans or the consummation of the transactions contemplated by the
      Agreement, and the Custodial Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.    Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement and the Custodial Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.    There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one

                                       G-2

      instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the
      Company or in any material impairment of the right or ability of the
      Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement or the Custodial Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement and the
      Custodial Agreement.

9.    The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreement is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the
      Agreement.

10.   The form of endorsement that is to be used with respect to the Mortgage
      Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser. Upon the completion of the endorsement of the Mortgage
      Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser's direction, and to whom such assignment of
      Mortgages is initially assigned at the Purchaser's direction, to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

                                       G-3

                                    EXHIBIT H

                         Purchase Price and Terms Letter

                                       H-1

                                    EXHIBIT I

                           FORM OF MEMORANDUM OF SALE

            CLOSING DATE:

      This Memorandum of Sale (this "Memorandum"), dated as of _______ (the
"Closing Date"), confirms the sale by SunTrust Mortgage, Inc. ("Company"), to
Banc of America Mortgage Capital Corporation (the "Purchaser"), and the purchase by the Purchaser from the Company, of the first lien fixed rate residential mortgage loans on a servicing-retained basis described on the Mortgage Loan
Schedule attached as Schedule I hereto (the "Mortgage Loans"), pursuant to the terms of the Flow Sale and Servicing Agreement (the "Flow Sale and Servicing
Agreement"), dated as of _____________, by and between the Purchaser and the
Company.

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company does hereby bargain, sell, convey, assign and transfer to Purchaser without recourse, except as provided in the Flow Sale and Servicing Agreement, and on a servicing retained basis, all right, title and interest of the Company in and to each of the Mortgage Loans, together with all documents maintained as part of the related Mortgage Files, all Mortgaged
Properties which secure any Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-off Date or otherwise, all payments of principal and interest received on the Mortgage Loans after the Cut-off Date, all other unscheduled collections collected in respect of the Mortgage Loans after the Cut-off Date, and all proceeds of the foregoing, subject, however, to the rights of the Company under the Flow Sale and Servicing Agreement.

      The Company has delivered to the Custodian prior to the date hereof the documents with respect to each Mortgage Loan required to be delivered under the
Flow Sale and Servicing Agreement.

      Capitalized terms that are used herein but are not defined herein shall have the respective meanings set forth in the Flow Sale and Servicing Agreement.

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      IN WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this Memorandum as of the Closing Date referred to above.

BANC OF AMERICA MORTGAGE                    SUNTRUST MORTGAGE, INC.
CAPITAL CORPORATION                         as Company
as Purchaser

By:                                         By:

Name:                                       Name:

Its:                                        Its:

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                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                       I-1

                                    EXHIBIT J

                              SERVICER REQUIREMENTS

Loading/Updating Investor Headers

      1.  The Purchaser will provide investor header matrix for input on MSP by
          Company. Updates/additions will occur monthly, including new investor header detail for each new deal that is settled.

      2.  The Company will load investor headers upon receipt or before month end. The following fields will need to be updated on IN03: MS OPT, MS
          INV CNTRL NO, MS MO DELQ, and MS JUST FL.

      3.  The Company will update the investor headers on the first business day of the next/following month to ensure that the correct loan accounts will appear on the corresponding 413 file that will represent the new month's activity.

Loading Account Numbers

      1.  Upon receipt of a funding schedule, the Purchaser will deliver a cross reference of Company-to-Purchaser account numbers to the Company. The account numbers will be delivered in the tran 55 layout for loading in the next Company MSP cycle.

      2.  The Company will load account numbers on or before the first business day of the month to ensure that the correct the Purchaser account numbers will appear on the corresponding 413 file that will represent the new month's activity.

Automated Monetary Transaction File - 413

      1.  Call Fidelity PowerCell and request installation of IP 770

      2.  On the first business day of the month, the financial transactions for the LSBO portfolio will transmit from the Company MSP system to the
          Purchaser MSP system.

Monthly Company File - Automated

      1.  Call Fidelity PowerCell and initiate an SSR for the installation of IP
          1804 and the interchange set-up required to host and transmit this file. This enhancement will provide an automated month-end feed from the Company to the Purchaser for the LSBO portfolio identified by the corresponding investor headers. The feed will include all new loans purchased by the Purchaser in the previous month, as well as a maintenance file for all existing loans in the LSBO portfolio

      2.  Once installed, populate XX flag on the IN03 screen. This flag will assist with synchronizing the feeds received in the Monthly Company
          File and the corresponding 413 file.

      3.  Bank of America will receive and process the electronic file on the first business day of the month for the previous month-end file. Note:
          This file comes from the Company automatically with the installation of the IP.

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Monthly Company File - Manual

For testing purposes, and in the event that the IP is not installed prior to initial conversion, a manual process is in place to provide the Monthly Company
File data feed for REMOTE MSP clients.

      1.  The Company will load/update investor header information received from the Purchaser.

      2.  The Company will send an email granting permission to Fidelity to provide the manual feed of accounts in the assigned investor headers identified. The email will contain the MSP client and corresponding investor/categories to be included in the feed.

      3.  Bank of America will receive and process the file on the first business day of the month for the previous month-end file.

NOTE: For LICENSED MSP clients, the Company will install and use the existing work-around EZTrieve process. (This will require the installation, testing, and implementation of the EZTrieve until the IP is ready.) The Company will be required to develop a test file and production files until the IP is available.

Reporting Requirements

Required reports for the LSBO project are as follows:

  o   S215 - Report summarizes the collections made during the reporting period

  o   S214 - Report summarizes paid in full loans made during the reporting period

  o   P139 - Monthly statement of mortgage accounts or a trial balance as of the cutoff date

  o   SCHEDULED REMITTANCE REPORTS - Companys send on a monthly basis. We would like this report by the 5th business day.

  o   DELINQUENCY REPORT - Report from the Company to be sent by the 5th business day. If the Company is a Fidelity client, we would like a P4DL report. Otherwise, a similar report will suffice. LSBO would like this report sent via e-mail or fax.

NOTE: These S215, S214, and P139 reports will be provided in an electronic format. These reports are automatically generated when the 951/139 cutoff is calendared. The reports are required for the LSBO project; reports in addition to these may be required.

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                                    EXHIBIT K

                                SEC CERTIFICATION

      I, [identify the senior officer in charge of servicing], certify [to [name of depositor] (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification,]
that:

            (A)   I have reviewed the information required to be delivered to the trustee by the servicer pursuant to the pooling and servicing agreement (the
"Servicing Information");

            (B)   Based on my knowledge, the Servicing Information, taken as a whole, does not contain erroneous or incomplete information required to be provided to the trustee by the servicer under the pooling and servicing agreement;

            (C)   Based on my knowledge, the Servicing Information required to be provided to the trustee by the servicer under the pooling and servicing agreement has been provided to the trustee;

            (D)   I am responsible for reviewing the activities performed by the servicer under the pooling and servicing agreement and based upon the review required under the pooling and servicing agreement, and except as disclosed in the report, the servicer has fulfilled its obligations under the pooling and servicing agreement; and

            (E)   I have disclosed to [the Depositor's certificate public
accountants][the servicer's certified public accountants] all significant deficiencies relating to the servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform
Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement.

Date:

[Signature]

[Title]

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